Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Background of the Merger

As used in this Current Report on Form 8-K/A, (1) the terms the “Company,” “we,” “us,” and “our” refer to the combined enterprises of Vapor Corp., a Delaware corporation (“Vapor”), and Vaporin, Inc., a Delaware corporation (“Vaporin”), after giving effect to the Merger (defined below) and the related transactions described herein, (2) the term “Vapor” refers to the business of Vapor Corp. prior to the Merger, and (3) the term “Vaporin” refers to the business of Vaporin, Inc., prior to the Merger, in each case unless otherwise specifically indicated or as is otherwise contextually required.

As previously reported in the Current Report on Form 8-K, filed by Vapor with the Securities and Exchange Commission (the “SEC”) on March 5, 2015, Vapor completed its acquisition of Vaporin, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated December 17, 2014, by and between the Vapor and Vaporin. In accordance with the Merger Agreement, the Company acquired Vaporin through the merger of Vaporin with and into Vapor with Vapor being the surviving entity and maintaining control (as a result of the current stockholders of Vapor maintaining more than 50% ownership in the Company’s outstanding shares of common stock and the current Vapor directors comprising the majority of the board) (the “Merger”). The assets and liabilities and the historical operations that are reflected in the Company’s financial statements filed with the SEC are those of Vapor, and Vaporin’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Vapor effective March 4, 2015.

Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet, or the pro forma balance sheet, as of December 31, 2014 and the Unaudited Pro Forma Condensed Combined Statement of Operations, or the pro forma statements of operations, for the year ended December 31, 2014 combine the historical financial information of Vaporin and Vapor and are adjusted on a pro forma basis to give effect to the Merger as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma balance sheet reflects the Merger, which was completed on March 4, 2015, as if it had been consummated on December 31, 2014, and the pro forma statement of operations for the year ended December 31, 2014 reflects the Merger as if it had been consummated on January 1, 2014. The pro forma financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements of each of Vaporin and Vapor, which were (in the case of Vapor’s financial statements) included in Vapor’s Annual Report on Form 10-K filed with the SEC on March 31, 2015.

The following unaudited pro forma condensed combined financial statements give effect to the merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Topic 805, Business Combinations (“ASC 805”). The pro forma financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The pro forma financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits which result directly from the transactions. Differences between estimates used in the purchase price allocation included here within this unaudited pro forma financial information and the final purchase price allocation amounts will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) expected to have a continuing impact on the combined results of Vapor and Vaporin. These unaudited pro forma condensed combined financial statements do not give effect to anticipated synergies, integration costs or nonrecurring transaction costs which result directly from the merger. The unaudited pro forma condensed combined financial statements also do not contemplate any additional debt that Vapor may elect to incur in the future, which could result in interest expense that is different from what is reflected in these unaudited pro forma condensed combined financial statements. Further, because the tax rate used for these unaudited pro forma condensed combined financial statements is an estimated statutory tax rate, it will likely vary from the actual effective rate in periods subsequent to completion of the transactions, and no adjustment has been made to the unaudited pro forma condensed combined financial information as it relates to limitations on the ability to utilize deferred tax assets, such as those related to net operating losses and tax credit carryforwards, as a result of the transaction.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, the audited historical consolidated financial statements and accompanying notes of Vapor and Vaporin.

VAPOR CORP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

December 31, 2014

	Historical	Historical	Pro Forma		Pro Forma
	Vapor Corp.	Vaporin, Inc.	Adjustments		Combined
CURRENT ASSETS:
Cash	$471,194	$865,737	2,941,960	(b)	$4,278,89	1
Due from merchant credit card processor, net	111,968	160,216	-		272,184
Accounts receivable, net	239,652	88,614	-		328,266
Inventory	2,048,883	1,173,124	-		3,222,007
Prepaid expenses and vendor deposits	664,103	42,996	-		707,099
Loan receivable, net	467,095	-	-		467,095
Deferred financing costs, net	122,209	-	-		122,209
TOTAL CURRENT ASSETS	4,125,104	2,330,687	2,941,960		9,397,751

Property and equipment, net	712,019	160,620	-		$872,639
Intangible assets	-	-	2,080,600	(a)	$2,080,600
Goodwill	-	3,732,268	12,296,819	(a)	$16,029,087
Other assets	91,360	1,472	-		$92,832
TOTAL ASSETS	$4,928,483	$6,225,047	$17,319,379		$28,472,909

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,895,247	$824,104	$-		$3,719,351
Current portion of capital lease	52,015				52,015
Derivative liabilities	-	43,944	-		43,944
Senior convertible notes payable – related parties, net of debt discount of $1,093,750	156,250	-			156,250
Term loan	750,000	-	-		750,000
Customer deposits	140,626	-	-		140,626
Income taxes payable	3,092	-	-		3,092
TOTAL CURRENT LIABILITIES	3,997,230	868,048	-		4,865,278

Capital lease, net of current portion	119,443	-	-		119,443
Loan payable - related party	-	1,000,000	-		1,000,000
TOTAL LONG-TERM DEBT	119,443	1,000,000	-		1,119,443

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock	-	-	-		-
Series B preferred stock	-	10	(10)	(c)	-
Common stock	16,762	489	16,535	(c,d)	33,786
Additional paid-in capital	16,026,951	10,864,408	11,353,946	(c,d)	38,245,305
Accumulated deficit	(15,231,903)	(6,502,903)	5,943,903	(b,c)	(15,790,903)
TOTAL STOCKHOLDERS’ EQUITY	811,810	4,362,004	17,314,374		22,488,188
Non-Controlling Interest in Subsidiary	-	(5,005)	5,005	(c)	-
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,928,483	$6,225,047	$17,319,379		$28,472,909

See accompanying notes to the pro forma condensed combined financial statements.

VAPOR CORP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

For the year ended December 31, 2014

		Pro Forma Vaporin
	Audited	Audited
	12/31/2014	12/31/2014	Historical	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	Vapor Corp.	Vaporin, Inc.	Vape Store	Adjustment	Vaporin (e)	Adjustments	Combined

Revenue	$15,279,859	$3,281,838	$1,774,191	$-	$5,056,029	$-	$20,335,888
Cost of goods sold	14,497,254	1,790,098	315,958	-	2,106,056	-	16,603,310
Gross Profit	782,605	1,491,740	1,458,233	-	2,949,973	-	3,732,578

Operating expenses
Selling, general and administrative	11,126,759	6,466,583	842,830	-	7,309,413	266,120 (f)	18,702,291.65
Advertising	2,374,329	983,507	28,409	-	1,011,916	-	3,386,245
Total operating expenses	13,501,088	7,450,090	871,239	-	8,321,329	266,120	22,088,537
Operating income (loss)	(12,718,483)	(5,958,350)	586,995	-	(5,371,355)	(266,120)	(18,355,958)

Other expenses/income
Derivative expense	-	86,484	-	-	86,484	-	86,484
Change in fair value of derivatives	-	(251,625)	-	-	(251,625)	-	(251,625)
Amortization of deferred financing cost	17,458	-	-	-	-	-	17,458
Interest expenses	348,975	407,890	-	-	407,890	-	756,865
Total other expenses	366,433	242,749	-	-	242,749	-	609,182

Net income (loss) before income taxes	(13,084,916)	(6,201,099)	586,995	-	(5,614,104)	(266,120)	(18,965,140)

Income tax (expense) benefit	(767,333)	-	-	-	-	-	(767,333)
Net income (loss)	(13,852,249)	$(6,201,099)	586,995	$-	(5,614,104)	(266,120)	(19,732,473)

Net loss per common share - basic and diluted	(0.84)	$(1.74)	-	-			(0.59)

Weighted average common shares outstanding - basic and diluted	16,415,152	3,554,486				17,023,863 (g)	33,439,015

See accompanying notes to the pro forma condensed combined financial statements.

VAPOR CORP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1. Description of Transaction

Merger with Vaporin, Inc.

On December 17, 2014, Vapor Corp, Inc. (the “Company”) entered into the Merger Agreement with Vaporin, Inc. (“Vaporin”) pursuant to which Vaporin was to merge with and into the Company with Vapor being the surviving and controlling entity. The Merger closed on March 4, 2015 and the purchase price consideration paid by the Company consisted of the following:

1.	100% of the issued and outstanding shares of Vaporin common stock (including shares of common stock issued upon conversion of Vaporin preferred stock immediately prior to the consummation of the merger in accordance with the Merger Agreement) were converted into, and became 13,591,549 shares of the Company’s common stock such that the former Vaporin stockholders collectively hold approximately 45% of the issued and outstanding shares of the Company’s common stock following consummation of the Merger.

2.

100% of the issued shares of Vaporin restricted stock units were converted into the right to receive 1,890,237 shares of the Company’s common stock. The restricted stock units became fully-vested in connection with the Merger and as a result, were included as a part of the Company’s purchase price as no further services from the holders is required to be provided to the Company. The 1,890,237 restricted stock units remain outstanding as of March 31, 2015. Based on the terms of the Merger Agreement, the Company has agreed to issue these in twelve equal monthly instalments, with the first delivery date being the date of the closing of the Merger, however, all shares of common stock to be delivered on March 15, 2016 to the extent they are not previously delivered.

The Merger Agreement contained customary conditions that were satisfied prior to the closing of the Merger, including the requirement for the Company to receive gross proceeds from a $3.5 million equity offering. Additionally, as required by the Merger Agreement the Company received non-binding commitments from certain third parties for financing of up to $25 million to be used for the construction of retail stores and which is contingent on the achievement of certain performance metrics by the Company. In addition, in connection with the Merger, an aggregate $354,029 of a note and interest payable by the Company to Vaporin was forgiven.

Vaporin, Inc. merger with The Vape Store, Inc.

On August 29, 2014, Vaporin, Vaporin Acquisitions, Inc., Vaporin Acquisitions, Inc., a Florida corporation and wholly-owned subsidiary of Vaporin (the “Merger Sub”), The Vape Store, Inc., a Florida corporation (“Vape Store”), and Steve and Christy Cantrell, holders of all outstanding Vape Store shares entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Vape Store merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of the Vaporin.

The pro forma statement of operations for Vaporin was prepared as if the merger of The Vape Store, Inc. had occurred on January 1, 2014.

2. Purchase Consideration and Preliminary Purchase Price Allocation

Assuming the merger was completed on December 31, 2014, each share of Vaporin’s common stock and each share of Vaporin’s preferred stock outstanding immediately prior to closing would have been exchanged for approximately 2.077 shares of Vapor common stock. An estimate of the merger consideration paid to Vaporin stockholders assuming the merger was completed on December 31, 2014 is presented below:

Vaporin common shares outstanding	4,893,254
Restricted stock units	910,000
Issuable common shares upon conversion:
Series B preferred stock	100,000
Series C preferred stock	1,550,000
Total Vaporin common and preferred shares eligible for exchange	7,453,254
Exchange ratio	2.077
Vapor common shares to be issued	15,481,786
Vapor price per common share at December 31, 2014	$1.21
Fair value of total consideration transferred	$18,732,947

The fair value of the purchase consideration issued to the sellers of Vaporin was allocated to fair value of the net tangible assets acquired, with the resulting excess allocated to separately identifiable intangibles, and the remainder recorded as goodwill. Goodwill recognized from the transactions mainly represented the expected operational synergies upon acquisition of the combined entity and intangibles not qualifying for separate recognition. Goodwill is not expected to be deductible for income tax purposes in the tax jurisdiction of the acquired business.

Purchase Consideration

Value of consideration paid:	$18,732,947

Tangible assets acquired and liabilities assumed at fair value
Cash	$865,737
Due from merchant credit card processor	160,216
Accounts receivable	88,614
Inventories	1,173,124
Property and Equipment	160,620
Other Assets	42,996
Notes payable – related party	(1,000,000)
Accounts Payable and accrued expenses	(824,103)
Derivative Liabilities	(43,944)
Net tangible assets acquired	$623,260

Consideration:
Value of common stock issued	18,732,947
Net tangible assets acquired	669,308
Excess purchase price over net tangible assets acquired	$18,109,687

Identifiable intangible assets
Trade names and technology	1,500,000
Customer relationships	488,274
Assembled workforce	92,326
Total Identifiable Intangible Assets	2,080,600
Goodwill	16,029,087
Total allocation to identifiable intangible assets and goodwill	$18,109,689

As of December 31, 2014, Vaporin’s consolidated balance sheet included goodwill of $3,732,286 resulting from the acquisition of Vape Store. Such amount was not considered as a component of the net tangible assets acquired of Vaporin for purposes of the allocation of the purchase by Vapor and was based on its preliminary valuation.

3. Pro Forma Adjustments

Pro forma adjustments reflect those matters that are direct result of the Merger Agreement with Vaporin, which are factually supportable and, for pro forma adjustments to the unaudited pro forma statements of operations, are expected to have continuing impact. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

Unaudited Pro Forma Condensed Combined Balance Sheet

a)	To adjust the amount of goodwill to $15,983,039 as a result of the merger and to record identifiable intangible assets of $1,500,000 of trade names and technology, $488,274 of customer relationships and $92,326 for assembled workforce based on a preliminary valuation analysis.

b)	Represents (a) cash received by Vapor of $3.5 million in exchange for 3,432,314 shares of common stock in connection with the required financing transaction per the terms of the merger offset by (b) $559,000 of estimated costs incurred by Vapor in connection with the acquisition of Vaporin and assumes such expenses were incurred on December 31, 2014 in connection with the closing of the merger.

c)	Reflects an adjustment to remove the historical equity balances of Vaporin and account for the $3.5 million required financing as disclosed in “b” above.

d)	Reflects the issuance of 13,591,549 shares of $0.001 par value Vapor common stock as merger consideration. Such number of shares issued was calculated based on the number of outstanding shares of Vapor common stock. The value of the consideration transferred was based on the closing stock price of the Vapor common stock at December 31, 2014.

Unaudited Pro Forma Condensed Combined Statements of Operations

e)	As discussed above, Vaporin completed its acquisition of Vape Store on August 29, 2014. For purposes of this pro forma, Vaporin has included adjustments to reflect the results of operations of Vape Store as of the acquisition had occurred on January 1, 2014. The pro forma adjustments represent the combined results of Vaporin and The Vape Store for the respective period presented.

f)	Reflects the incremental depreciation and amortization expense based on the preliminary fair values of the tangible and identifiable intangible assets acquired as follows:

	Pro Forma Amortization
	Intangible Assets	Estimated Useful Lives (years)	For the Year Ended December 31, 2014
Trade Names and Technology	$1,500,000	10	$150,000
Customer Relationships	488,274	5	$97,655
Assembled Workforce	92,326	5	18,465
	$2,080,600		$ 266,120

g)	Reflects the issuance of (a) 13,591,549 shares of $0.001 par value Vapor common stock as merger consideration, as described in the Basis of the Pro Forma Presentation note above (b) 1,890,237 shares of common stock to be issued by Vapor in connection with restricted stock units as part of the merger consideration and (c) the 3,462,314 shares of common stock to be issued by Vapor in connection with the $3.5 million financing